 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-266654
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 8, 2022)
Papa John’s International, Inc.
2,758,360 Shares of Common Stock

This prospectus supplement relates to the possible resale, from time to time, by the selling stockholders named in this prospectus supplement of up to 2,758,360 shares of our common stock.
We will not receive any proceeds from the sale of the common stock covered by this prospectus supplement. The selling stockholders from time to time may offer and sell the shares of common stock held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus supplement.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PZZA”. On August 5, 2022, the last sale price of our common stock as reported on the Nasdaq was $91.95 per share.
Investing in these securities involves certain risks. See “Risk Factors” on page S-3 and the other information included and incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 8, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS

Neither the Company nor the selling stockholders have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you. The selling stockholders are offering to sell, and seeking offers to buy, the shares of common stock only in jurisdictions where offers and sales thereof are permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates that are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying

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prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 8, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
Unless the context requires otherwise, references in this prospectus supplement and in the accompanying prospectus to “Papa John’s,” “we,” “our,” “us,” and “the Company” refer to Papa John’s International, Inc., together with its consolidated subsidiaries.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.
Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity and labor costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, economic conditions, restaurant and franchise development, marketing and promotional activity, corporate governance, management reorganizations, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to,the risks and uncertainties described in this prospectus supplement and in the information incorporated herein by reference, including those discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 27, 2022 and our Annual Report on Form 10-K for the year ended December 26, 2021, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

SUMMARY
This summary does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision, especially the risks discussed under “Risk Factors” and our financial statements and the related notes, which are incorporated by reference herein, before you decide to invest in shares of our common stock.
Shares of Common Stock Offered by the Selling Stockholders
Up to 2,758,360 shares.
Shares of Common Stock Outstanding
35,347,234 shares as of July 29, 2022.
Use of Proceeds
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds.”
Risk Factors
Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors that you should consider before making an investment decision with respect to our common stock.
Nasdaq Ticker Symbol
Our common stock is listed on the Nasdaq under the symbol “PZZA”.

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended March 27, 2022 and our Annual Report on Form 10-K for the year ended December 26, 2021, each of which is incorporated by reference herein, as well as the other risks set forth in this prospectus supplement and the accompanying prospectus. You should also carefully read and consider sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 26, 2021 and the other information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described above under “Forward-Looking Statements,” before making a decision to invest in our common stock. Each of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and could result in a partial or complete loss of your investment.
OUR RELATIONSHIP WITH STARBOARD
In September 2018, we began a process to evaluate a wide range of strategic options with the goal of maximizing value for all stockholders and serving the best interest of our stakeholders. On February 3, 2019, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Starboard pursuant to which Starboard made a $200 million strategic investment in our newly designated Series B Convertible Preferred Stock (“Series B Preferred Stock”) with the option to make an additional $50 million investment in the Series B Preferred Stock through March 29, 2019. On March 28, 2019, Starboard exercised the option in full.
In connection with Starboard’s investment, the Board granted to Starboard certain rights related to our corporate governance, including director designation rights. Pursuant to the Governance Agreement, dated as of February 4, 2019 and amended on March 6, 2019, by and among the Company and Starboard (the “Governance Agreement”), we agreed to (i) increase the size of the Board by three directors, (ii) nominate and appoint Jeffrey C. Smith (the “Starboard Appointee”), Anthony M. Sanfilippo (the “Independent Appointee”) and Steven M. Ritchie, our former Chief Executive Officer (collectively, the “Agreed Appointees”) to the Board and (iii) appoint Mr. Smith as Chairman of the Board. Subject to certain limitations set forth in the Governance Agreement, during the Standstill Period (as defined below), we agreed that Mr. Sanfilippo would be a member of the Compensation Committee of the Board, the Corporate Governance and Nominating Committee of the Board.
Pursuant to the Governance Agreement, the Board agreed to nominate, recommend, support and solicit proxies for the Starboard Appointee and the Independent Appointee for election at each of the 2019, 2020 and 2021 Annual Meetings of Stockholders. The Starboard Appointee and Independent Appointee were each elected by our stockholders at such Annual Meetings.
On May 11, 2021, the Company entered into a Share Repurchase Agreement with Starboard, pursuant to which (i) the Company repurchased from Starboard 78,387 shares of the Series B Preferred Stock and (ii) Starboard converted the remaining 171,613 shares of Series B Preferred Stock that it owned into 3,458,360 shares of common stock pursuant to the terms of the Certificate of Designation of the Series B Preferred Stock. As consideration for the transactions contemplated by the Share Repurchase Agreement, the Company paid Starboard aggregate cash consideration of approximately $183.9 million.
The Governance Agreement expired by its terms in January 2022.
USE OF PROCEEDS
All of the common stock offered by this prospectus supplement is being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of shares of common stock by the selling stockholders.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the common stock covered by this prospectus supplement. We will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus supplement, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS
This prospectus relates to the possible resale, from time to time, by the selling stockholders named in this prospectus supplement of up to 2,758,360 shares of common stock.
The common stock was issued to the selling stockholders in connection with the previously disclosed private placement transactions with Starboard and in connection with the conversion of the Series B Preferred Stock held by Starboard. For further information regarding material relationships and transactions between us and Starboard, see “Our Relationship with Starboard”.
The following table sets forth information with respect to the beneficial ownership of common stock by the selling stockholders, before and after giving effect to this offering by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC.
The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on the number of shares of common stock issued and outstanding immediately prior to the consummation of this offering. The information regarding shares beneficially owned after resale assumes the sale of all shares offered by the selling stockholders.
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Hereunder	Number of Shares of Common Stock Owned After Offering	%(1)
Starboard Value LP(2)	2,759,360	2,758,360	1,000	*

(1)
Percentages reported are based upon 35,347,234 shares of common stock outstanding as of July 29, 2022.

(2)
These securities are held by various managed accounts and funds to which Starboard Value LP serves as the investment manager, including, without limitation, Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard P Fund LP (“Starboard P LP”) and Starboard X Master Fund Ltd. Starboard Value LP also serves as the manager of Starboard S LLC. Starboard Value P GP LLC (“Starboard P GP”) acts as the general partner of Starboard P LP. Starboard Value R LP (“Starboard R LP”) acts as the general partner of Starboard C LP and managing member of Starboard P GP. Starboard Value L LP (“Starboard L GP”) acts as the general partner of Starboard L Master. Starboard R GP LLC (“Starboard R GP”) acts as the general partner of Starboard R LP and Starboard L GP. Starboard Value GP LLC (“Starboard Value GP”) acts as the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) acts as a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.

PLAN OF DISTRIBUTION
We are registering these shares of our common stock covered by this prospectus supplement to permit the resale of the common stock from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock covered by this prospectus supplement. We will bear all fees and expenses incident to our obligation to register the securities.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
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on the Nasdaq or any other national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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sales pursuant to Rule 144;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of the common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the preferred shares and shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to such shares.
We have and/or will pay all expenses of the registration of the shares of common stock pursuant to this prospectus supplement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any, as well as certain legal fees above a negotiated amount and any stock transfer taxes.
Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each, as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this offering memorandum. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to beneficial owners that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the Medicare tax imposed on certain income or all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances. In addition, it does not address consequences relevant to beneficial owners subject to particular rules, including, without limitation:
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U.S. expatriates and former citizens of the United States;

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persons subject to the alternative minimum tax;

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U.S. Holders whose functional currency is not the U.S. dollar;

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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons that own, actually or constructively, more than 5% of our common stock; and

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tax-exempt retirement plans.

If an entity taxed as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) can control all substantial trust decisions, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is any beneficial owner of our common stock that is not a “U.S. Holder.”
Tax Consequences Applicable to U.S. Holders
Distributions
If we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be includible in gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

It is possible that distributions we make with respect to our common stock will exceed our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. Holder’s tax basis in their common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s tax basis in their common stock will be taxable as capital gain realized on the sale or other taxable disposition of their common stock and will be treated as described under “—Dispositions of Our Common Stock” below.
Subject to customary conditions and limitations, dividends paid to corporate U.S. Holders generally will be eligible for the dividends-received deduction. Dividends paid to non-corporate U.S. Holders generally will qualify for taxation at special rates if such U.S. Holders meet certain holding period and other applicable requirements.
U.S. Holders should consult their tax advisors regarding the availability of the dividends-received deduction or the reduced dividend tax rate in light of their particular circumstances.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce (but not below zero) its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain and will be treated as described under “— Dispositions of Our Common Stock” below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of our common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. Holder receives that qualify for taxation at the special rates discussed above under “— Distributions.”
Dispositions of Our Common Stock
If a U.S. Holder sells or disposes common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s adjusted basis in their common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held their common stock for more than one year. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid or the proceeds of a disposition of common stock unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is timely furnished to the IRS.
Tax Consequences Applicable to Non-U.S. Holders
Distributions
Distributions that are treated as dividends (see “— Tax Consequences Applicable to U.S. Holders — Distributions”) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Distributions that are treated as return of capital or gain could be subject to withholding tax at a rate of

15% if we are considered a USRPHC (defined below) and our stock is not “regularly traded” on an established securities market (see “— Dispositions of Our Common Stock”). For withholding purposes, we expect that all distributions would be treated as made out of our current or accumulated earnings and profits and, thus, treated as dividends. However, a Non-U.S. Holder may be able to obtain a refund by timely filing an appropriate claim for refund with the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such Non-U.S. Holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a Non-U.S. Holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).
Any dividends paid on our common stock that are effectively connected with a Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dispositions of Our Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) , for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).
With respect to the third bullet point above, we believe that we are not a USRPHC. However, the rules for determining whether we are a USRPHC are complex, and we have not undertaken a formal, detailed valuation study of all of our USRPIs and other assets. Accordingly, no assurance can be given that we are not or will not become one in the future. If we were a USRPHC, so long as our common stock is “regularly traded on an established securities market” within the meaning of applicable Treasury Regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of our common stock if such Non-U.S. Holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition or such Non-U.S. Holder’s holding period. If gain on the sale or other taxable disposition of our stock were subject to taxation because we are a USRPHC, the Non-U.S. Holder would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock, and the Non-U.S. Holder generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such sale. Non-U.S. Holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.
Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
We or an applicable withholding agent must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our common stock paid to such Non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to payments to a Non-U.S. Holder on our common stock provided the Non-U.S. Holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person that is not an exempt recipient.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder (the provisions commonly known as “FATCA”), dividends on our common stock paid to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. FATCA also generally will impose a U.S. federal withholding tax of 30% on dividends on our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity generally can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS

Form W-8ECI, as applicable. Under certain circumstances, a shareholder might be eligible for refunds or credits of any taxes withheld under FATCA from the IRS. Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
LEGAL MATTERS
Certain legal matters regarding the validity of the shares of common stock offered hereby have been passed upon for us by Hogan Lovells US LLP.
EXPERTS
The consolidated financial statements of Papa John’s International, Inc. and Subsidiaries incorporated by reference in Papa John’s International, Inc. and Subsidiaries Annual Report (Form 10-K) for the year ended December 26, 2021, and the effectiveness of Papa John’s International, Inc. and Subsidiaries internal control over financial reporting as of December 26, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE TO FIND ADDITIONAL INFORMATION
We filed a registration statement on Form S-3 with the SEC on August 8, 2022 relating to the securities covered by this prospectus supplement. This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our shares of common stock offered hereby we refer you to the registration statement and to its exhibits. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
The registration statement and all of our periodic and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available, free of charge, through our website located at www.papajohns.com. These reports include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports are available through our website as soon as reasonably practicable after we electronically file them with the SEC. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus supplement and the accompanying prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 000-21660.

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Our Annual Report on Form 10-K for the year ended December 26, 2021;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2022 and June 26, 2022;

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The portions of our Definitive Proxy Statement on Schedule 14A, dated March 22, 2022, that are specifically incorporated into our Annual Report on Form 10-K for the year ended December 26, 2021;

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Our Current Reports on Form 8-K filed with the SEC on February 11, 2022; March 9, 2022; April 13, 2022; May 2, 2022; and May 16, 2022; and

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The description of the Company’s common stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference to this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus except as so modified or superseded.
We will provide, upon written or oral request, to each person to whom a prospectus supplement is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus supplement but not delivered with the prospectus. You may request a copy of these filings at no cost.
Requests for documents should be directed to:
Papa John’s International, Inc.
788 Circle 75 Pkwy, Ste 1000
Attn: Investor Relations
Atlanta, GA 30339

Prospectus
Papa John’s International, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units
We may from time to time offer and sell debt securities, common stock, preferred stock, depositary shares, warrants, or stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions. These securities also may be resold by security holders.
This prospectus describes some of the general terms that may apply to these securities. The specific terms and conditions of any securities to be offered, including their offering prices and the plan of distribution for any particular offering, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “PZZA”.
Investing in these securities involves certain risks. See “Risk Factors” on page 3 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 8, 2022.

ABOUT THIS PROSPECTUS
This prospectus is a part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:
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the type and amount of securities that we propose to sell;

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the public offering price of the securities;

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the names of any underwriters or agents through or to which we will sell the securities;

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the compensation of those underwriters or agents; and

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information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

The prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading “Where You Can Find More Information.”
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update, change or supersede the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
All of our periodic and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are available, free of charge, through our website located at www.papajohns.com. These reports include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports are available through our website at http://www.papajohns.com as soon as reasonably practicable after we electronically file them with the SEC. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 000-21660.
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Our Annual Report on Form 10-K for the year ended December 26, 2021;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2022 and June 26, 2022;

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The portions of our Definitive Proxy Statement on Schedule 14A, dated March 22, 2022, that are specifically incorporated into our Annual Report on Form 10-K for the year ended December 26, 2021;

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Our Current Reports on Form 8-K filed with the SEC on February 11, 2022; March 9, 2022; April 13, 2022; May 2, 2022; and May 16, 2022; and

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The description of the Company’s common stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.
We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.
Requests for documents should be directed to:
Papa John’s International, Inc.
788 Circle 75 Pkwy, Ste 1000
Attn: Investor Relations
Atlanta, GA 30339

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in it contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.
Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity and labor costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, economic conditions, restaurant and franchise development, marketing and promotional activity, corporate governance, management reorganizations, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
THE COMPANY
Papa John’s International, Inc., a Delaware corporation (referred to as the “Company”, “Papa John’s” or in the first person notations of “we”, “us” and “our”), operates and franchises pizza delivery and carryout restaurants and, in certain international markets, dine-in and delivery restaurants under the trademark “Papa John’s”. Our principal executive offices are located at 2002 Papa John’s Boulevard, Louisville, KY 40299-2367. Our telephone number is (502) 261-7272. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “PZZA.” For further information regarding Papa John’s, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”
RISK FACTORS
Investing in our securities involves risks. See the risk factors described in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, as applicable, which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, investments in subsidiaries, franchisees and joint ventures, franchisee assistance and additions to working capital.

DESCRIPTION OF THE DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We may issue senior debt securities in one or more series under a senior indenture to be entered into between us and a commercial bank we will select to act as senior indenture trustee. We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. We use the term “trustee” to refer to the senior indenture trustee or subordinated indenture trustee, as appropriate. We refer to the senior indenture and the subordinated indenture together as the indentures and individually as an indenture. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939.
The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.
Capitalized terms used and not defined in this summary have the meanings specified in the indentures. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Papa John’s International, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indentures do not limit the amount of debt securities that we may issue thereunder. The senior debt securities will rank equally with all other unsecured and unsubordinated debt of our company. Payments on the subordinated debt securities will be subordinated to the prior payment in full of our senior debt, as described in this section under “— Subordination.” We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “— Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indentures
The indentures provide that debt securities may be issued under them from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
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the title of the debt securities of the series;

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the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

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the price or prices at which the debt securities will be sold;

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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

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the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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if other than the trustee, the identity of each security registrar and/or paying agent;

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if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);
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if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

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any addition to, deletion from or change in the covenants applicable to debt securities of the series;

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the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

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whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

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the exchanges, if any, on which the debt securities may be listed; and

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any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indentures, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate, if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.
Optional Redemption
Redemption at Our Option
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary’s procedures, in the case of notes represented by a global note, or pro rata or by lot or by such other method as the trustee shall deem fair and appropriate, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information, among other information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single debt security are to be redeemed, the principal amount of the particular debt security to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.
By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Repayment at Holder’s Option
If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.
Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.
If debt securities are represented by a global security as described under “— Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.
The registered holder of a debt security will be treated as the owner of it for all purposes.
All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indentures set forth limited covenants that will apply to each series of debt securities issued under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
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limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

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limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

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restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets
Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:
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we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indentures and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

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immediately after giving effect to such transaction, no default or event of default under the indentures has occurred and is continuing; and

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the trustee receives from us an officer’s certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indentures, the Successor will be substituted for us in the indentures, with the same effect as if it had been an original party to the indentures.

As a result, the Successor may exercise our rights and powers under the indentures, and we will be released from all our liabilities and obligations under the indentures and under the debt securities.
Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
Subordination
Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:
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liquidation;

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dissolution;

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winding-up;

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receivership;

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reorganization;

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assignment for the benefit of creditors;

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marshaling of assets and liabilities;

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bankruptcy;

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insolvency; or

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debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.
No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:
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there has occurred and is continuing a default in any payment with respect to Senior Debt; or

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there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by us regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed (other than non-recourse obligations):
(1)   debt of the Company for money borrowed or represented by purchase-money obligations;

(2)   debt of the Company evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;
(3)   obligations of the Company from financing leases on our consolidated balance sheet of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;
(4)   debt of partnerships and joint ventures that is included in our consolidated financial statements; and
(5)   debt, obligations and liabilities of others as to which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire.
in each case other than:
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any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

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any debt, obligation or liability that is subordinated to debt of our company, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

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the subordinated debt securities.

Events of Default
Each of the following events are defined in the indentures as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)   default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;
(2)   default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;
(3)   default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series;
(4)   we pursuant to or within the meaning of the Bankruptcy Law:
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commence a voluntary case or proceeding;

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consent to the entry of an order for relief against us in an involuntary case or proceeding;

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consent to the appointment of a custodian of us or for all or substantially all of our property;

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make a general assignment for the benefit of our creditors;

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file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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consent to the filing of such petition or the appointment of or taking possession by a custodian; or

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take any comparable action under any foreign laws relating to insolvency;

(5)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
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is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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appoints a custodian of us or for all or substantially all of our property; or

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orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 consecutive days; or
(6)   any other event of default provided with respect to debt securities of such series occurs.
“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indentures.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
We are required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the applicable indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:
(1)   an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;
(2)   the holders of not less than 33% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;
(3)   the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;
(4)   the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and
(5)   no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.
The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of each indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
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change the stated maturity of the principal of, or installment of interest on, any debt security;

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reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

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change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

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reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

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modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

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modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of each indenture and the debt securities of any series with respect to the following:
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to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “— Covenants — Consolidation, Merger and Sale of Assets”;

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to add any additional events of default for the benefit of holders of the debt securities of all or any series;

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to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

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to secure the debt securities;

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to add or appoint a successor or separate trustee or other agent;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities of any series as permitted by the indenture;

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to comply with the rules of any applicable securities depository;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

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to cure any ambiguity, omission, defect or inconsistency;

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to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

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to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

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to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

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to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of each indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under each indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of each indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of each indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.
Each indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indentures, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.
Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Each indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indentures;
(2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or
(3)   an event of default with respect to the debt securities will have occurred and be continuing.
These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

DESCRIPTION OF CAPITAL STOCK
The following description of the material terms of our capital stock is a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), including the Certificate of Designation of Series A Junior Participating Preferred Stock, our Amended and Restated By-Laws (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”
General
Under the Certificate of Incorporation, we are authorized to issue up to 105,000,000 shares of capital stock, consisting of up to 5,000,000 shares of preferred stock and up to 100,000,000 shares of common stock, par value $0.01 per share. Our Board of Directors has designated and authorized the issuance of a series of up to 100,000 shares of Series A junior participating preferred stock, $0.01 par value per share (the “Series A Junior Participating Preferred Stock”). As of July 29, 2022, there were 35,347,234 shares of common stock outstanding and no shares of Series A Junior Participating Preferred Stock outstanding.
Common Stock
Dividend Rights.   Our By-Laws provide that our Board of Directors may declare dividends upon the shares of capital stock of the Company at any regular or special meeting. The right of holders of common stock to receive dividends is subject to the preferential rights, if any, of any preferred stock at the time outstanding. Dividends may be paid out of the assets of the Company which are by law available for such purpose, either in cash, in property or in shares of stock of the Company.
Voting Rights.   At every annual or special meeting of stockholders of the Company, every holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the Company’s books.
Liquidation Rights.   In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential amounts, if any, to which the holders of preferred stock may be entitled, the holders of all our outstanding shares of common stock will be entitled to share ratably in the remaining net assets of the Company.
Preemptive or Similar Rights.   Our common stock has no preemptive or other subscription rights, and there are no redemption provisions, conversion or exchange rights or sinking fund provisions with respect to our shares of common stock.
All of our outstanding shares of common stock are fully paid and non-assessable.
The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.
Preferred Stock
Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. The Board of Directors is expressly authorized to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.
Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Papa John’s.
The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Series A Junior Participating Preferred Stock
On July 22, 2018, the Board of Directors authorized the issuance of a series of 100,000 shares of Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock may have been issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to a Rights Agreement, dated as of July 22, 2018, as amended on February 3, 2019, March 6, 2019 and October 23, 2019 (as amended, the “Rights Agreement”). However, the Rights Agreement expired by its terms on March 6, 2022, and therefore no shares of Series A Junior Participating Preferred Stock may currently be issued. The terms of the Series A Junior Participating Preferred Stock are governed by the Certificate of Designation of Series A Junior Participating Preferred Stock, a copy of which is filed herewith as Exhibit 4.4 to the registration statement of which this prospectus forms a part and incorporated herein by reference.
Stock Transfer Agent and Registrar
      Computershare Trust Company, N.A. serves as transfer agent and registrar for the common stock of the Company.
Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect
Our Certificate of Incorporation and By-Laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our Board of Directors. These provisions and the DGCL could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our Board of Directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.
Following is a description of the anti-takeover effects of certain provisions of our Certificate of Incorporation, By-Laws and Delaware law.
Calling of special meetings of stockholders.   Our By-Laws provide that, subject to the rights of the holders of any series of the Company’s preferred stock, a special meeting of stockholders, unless otherwise required by statute, may be called at any time only by (a) the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the holders of not less than 60% of the shares entitled to vote at the special meeting. Notice of a meeting must be given not less than ten nor more than sixty days before the date of the meeting.
No cumulative voting.   The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
No stockholder action by written consent.   The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholders may not act by written consent.
Advance notice requirements for stockholder proposals and director nominations.   Our Certificate of Incorporation provides that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.
Generally, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date. Our Certificate of Incorporation also specifies requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Restrictions on Business Combinations with Related Persons.   Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any business combination with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:
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prior to that date, the board of directors of the company approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to that date, the business combination is approved by the board of directors of the company and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
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any merger or consolidation involving the company and the interested stockholder or other entity if such transaction was caused by the interested stockholder;

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any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any stock of the company to the interested stockholder;

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any transaction involving the company that has the effect of increasing the proportionate share of the stock of any class or series of the company beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

An “interested stockholder” or “Related Person” is generally one who beneficially owns an aggregate of l5% or more of the Company’s outstanding voting stock. In addition to the statutory limitations, our Certificate of Incorporation limits business combinations with Related Persons. Our Certificate of Incorporation defines “Business Combination” in a similar manner to Section 203.
In addition to any other vote required by our Certificate of Incorporation or the DGCL, where a Related Person undertakes a Business Combination with the Company or a majority-owned subsidiary, the affirmative vote of the holders of not less than 75% of the outstanding stock held by stockholders other than the Related Person proposing the business combination, voting as a single class, is required for the approval or authorization of such transaction, unless either:
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the transaction is approved by our Board of Directors, by the affirmative vote of at least a majority of the directors who are not affiliates or associates of the Related Person (such directors, the “Continuing Directors”); or

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both (a) the consideration to be paid to the stockholders other than the Related Person meets certain minimum thresholds and (b) a proxy statement, responsive to the requirements of the Exchange Act and including the recommendation of the Continuing Directors and a fairness opinion issued by a reputable investment bank, is mailed to the stockholders to solicit approval for the transaction.

The DGCL allows a corporation to opt out of Section 203, but our Certificate of Incorporation does not include such a provision. Both the provisions of Section 203 and our Certificate of Incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
DESCRIPTION OF OTHER SECURITIES
We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or or units that may be offered pursuant to this prospectus.
SELLING SECURITY HOLDERS
The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways from time to time:
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To or through underwriting syndicates represented by managing underwriters;

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Through one or more underwriters without a syndicate for them to offer and sell to the public;

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Through dealers or agents;

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To investors directly in negotiated sales or in competitively bid transactions;

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To holders of other securities in exchanges in connection with acquisitions; or

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through a combination of any of these methods or by any other legally available means.

The prospectus supplement for each series of securities we sell will describe the offering, including:
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The name or names of any underwriters;

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The purchase price and the proceeds to us from that sale;

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Any underwriting discounts and other items constituting underwriters’ compensation;

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Any indemnification arrangements between us and the underwriters;

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Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

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Any commissions paid to agents;

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The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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Any securities exchanges on which the securities will be listed.

LEGAL MATTERS
The validity of the issuance of the offered securities will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Papa John’s International, Inc. and Subsidiaries incorporated by reference in Papa John’s International, Inc. and Subsidiaries Annual Report (Form 10-K) for the year ended December 26, 2021, and the effectiveness of Papa John’s International, Inc. and Subsidiaries internal control over financial reporting as of December 26, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.